EXHIBIT 99.1

RUDOLPH TECHNOLOGIES REPORTS 2016
FOURTH QUARTER AND YEAR END RESULTS

● Lithography and Software Drive Second Consecutive Record Sales Year;
● Growth Driven by Advanced Packaging For Mobile Devices;
● Fourth Quarter Revenue Up Six Percent Year-Over-Year

WILMINGTON, MASSACHUSETTS (February 2, 2017) - Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of process characterization equipment, lithography equipment and software for wafer fabs and advanced packaging facilities, today announced financial results for the 2016 fourth quarter.

2016 Fourth Quarter Financial Highlights

•	Fourth quarter revenue of $54.1 million increased six percent over the same period last year and was in-line with the Company’s guidance.

•	Fourth quarter included the shipment of a JetStep® lithography system.

•	Gross margins remained strong at 52 percent for the quarter.

•	GAAP net income of $6.1 million, or $0.19 per diluted share; Non-GAAP net income of $6.6 million, or $0.21 per diluted share, was in-line with Company guidance.

2016 Year-End Financial Highlights

•	Two consecutive record sales years posted for the first time in Company history.

•	Fast growing lithography business increased by 32 percent year-over-year and at a greater than 25 percent compounded growth rate over the past four years.

•	Software products, growing at an 11 percent compounded growth rate over the past five years, posted a second consecutive record sales year.

•	JetStep® S panel lithography system installed in the semiconductor industry’s first fan-out packaging panel manufacturing line.

•	New 3D inspection systems revenue more than doubled, driven by multiple new customer wins.

•
GAAP net income was $37.0 million, or $1.16 per diluted share. Non-GAAP net income was $31.4 million, or $0.99 per diluted share. GAAP and non-GAAP net income increased 106 percent and 19 percent year-over-year, respectively.

•	Cash and marketable securities remain strong at $125.7 million after redemption of $60 million senior convertible notes and outstanding warrants.

Key Financial Data for the Quarters Ended December 31, 2016, September 30, 2016,
and December 31, 2015
(in thousands, except per share amounts)

US GAAP
	December 2016	September 2016	December 2015
Revenue	$54,076	$61,641	$51,057
Gross profit margin	51.5%	52.6%	52.2%
Operating income	$6,339	$12,641	$5,854
Net income	$6,126	$9,286	$2,883
Net income per diluted share	$0.19	$0.3	$0.09

US NON-GAAP
	December 2016	September 2016	December 2015
Revenue	$54,076	$61,641	$51,057
Gross profit margin	51.6%	52.7%	52.3%
Operating income	$9,078	$13,303	$8,466
Net income	$6,644	$9,141	$5,085
Net income per diluted share	$0.21	$0.29	$0.16

Michael Plisinski, chief executive officer, commented, “Rudolph has evolved from an equipment vendor to a solutions provider, focused on high-growth markets; this is resonating with our customers and resulted in our second consecutive year of record sales. Demand for Rudolph’s solutions is growing as customers increasingly require that their complex technical issues be resolved-not just measured-in order to meet the intense focus on quality and time-to-ramp for new products that support the demanding consumer markets.”

Plisinski continued, “The Rudolph team enters 2017 on a very optimistic note. We see increasing strength across many of our key markets, multiplied by the encouraging initial response to our newest suite of products. We have enhanced our position in the advanced packaging market by our ability to provide more comprehensive solutions to customers that compete on technology and quality. Traditional and new players are making continued investments in 2017 in fan-out packaging, Cu pillar, and panel packaging lines. We also see NAND expansions driving an increase in revenue for our MetaPULSE® system and macro inspection systems, contributing to Rudolph growth in 2017. Though growth was subdued last year, we expect revenue from RF and MEMS customers to grow in 2017 by double digits.” Plisinski concluded, “The considerable gains made by the Company in 2016 have laid the foundation for a stronger 2017.”

Fourth Quarter 2016 GAAP Financial Results
Fourth quarter revenue totaled $54.1 million, a six percent increase as compared with $51.1 million for the 2015 fourth quarter and a 12 percent decrease compared to the 2016 third quarter. Fourth quarter gross margin was 51.5 percent of revenues, compared to 52.6 percent in the 2016 third quarter. The decrease in gross margin was primarily due to a change in product sales mix; specifically, the shipment of a refurbished lower margin lithography system in the quarter and slightly lower software sales.

Operating expenses for the fourth quarter totaled $21.5 million, compared to $19.8 million for the third quarter of 2016. The increase in operating expense was primarily due to higher legal expenses in the quarter.

GAAP net income for the fourth quarter of 2016 was $6.1 million, or $0.19 per diluted share, compared with GAAP net income of $2.9 million, or $0.09 per diluted share, for the 2015 fourth quarter. In the 2016 third quarter, GAAP net income was $9.3 million, or $0.30 per diluted share.

Fourth Quarter Non-GAAP Financial Results
Fourth quarter Non-GAAP net income was $6.6 million, or $0.21 per diluted share. Non-GAAP results excluded items that had a net after tax decrease in GAAP net income of $0.5 million. The fourth quarter 2015 Non-GAAP results excluded items that decreased GAAP net income also by $2.2 million after tax, and the 2016 third quarter Non-GAAP results excluded items that increased GAAP net income by $145 thousand after tax.

Balance Sheet
At December 31, 2016, cash and marketable securities increased $2.5 million over the previous quarter to $125.7 million. Accounts receivable and inventory decreased in the quarter to $64.9 million and $65.5 million, respectively. Working capital increased $381 thousand to $226.7 million.

Outlook
The Company is currently anticipating revenue for the first quarter ending March 31, 2017 to be in the range of $57 million to $60 million.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.19 to $0.22 and non-GAAP net income per diluted share to be in the range of $0.22 to $0.25.

Conference Call
Rudolph Technologies will discuss its 2016 fourth quarter, full year results, and other matters on a conference call it is hosting today at 4:30 PM EST. To participate in the call, please dial (888) 503-8171 (Domestic) or (719) 457-2632 (International), and reference Conference ID # 5292812 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EST on February 2, 2017 until 11:59 pm EST on February 9, 2017. To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use Conference ID #5292812.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures
The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense. These expenses primarily relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and settlements. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Gain on sale of building. The Company received this benefit from the sale of one of its assets. The Company believes it is useful to exclude such benefit because it does not consider such amount to be part of the ongoing operation of the Company’s business and because of the singular nature of the matter.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items and excludes a tax benefit unrelated to the current fiscal year that is not indicative of our ongoing business operations.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s first quarter 2017 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Steven R. Roth Senior Vice President & CFO 973.448.4302 steven.roth@rudolphtech.com	Guerrant Associates Laura Guerrant-Oiye Principal 808.882.1467 lguerrant@guerrantir.com Trade Press: Amy Shay 952.259.1794 amy.shay@rudolphtech.com

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RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	December 31, 2016	December 31, 2015
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$125,731	$161,478
Accounts receivable, net	64,912	55,492
Inventories	65,485	71,490
Prepaid and other assets	6,502	8,137
Total current assets	262,630	296,597
Net property, plant and equipment	11,858	12,346
Intangibles	32,768	35,088
Other assets	31,443	35,532
Total assets	$338,699	$379,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$21,495	$21,466
Senior convertible notes	—	57,846
Other current liabilities	14,467	20,019
Total current liabilities	35,962	99,331
Other non-current liabilities	9,002	9,554
Total liabilities	44,964	108,885
Stockholders’ equity	293,735	270,678
Total liabilities and stockholders’ equity	$338,699	$379,563

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RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Revenues	$54,076	$61,641	$51,057	$232,780	$221,690
Cost of revenues	26,212	29,192	24,413	109,229	102,284
Gross profit	27,864	32,449	26,644	123,551	119,406
Operating expenses:
Research and development	11,309	9,330	10,334	44,964	41,233
Selling, general and administrative	9,681	9,894	9,856	38,562	43,235
Amortization	535	595	600	2,320	2,145
Patent litigation judgment	—	(11)	—	(14,643)	—
Total operating expenses	21,525	19,808	20,790	71,203	86,613
Operating income	6,339	12,641	5,854	52,348	32,793
Interest (income) expense, net	(145)	64	1,481	2,834	5,688
Other (income) expense	(260)	(393)	194	(354)	293
Income before income taxes	6,744	12,970	4,179	49,868	26,812
Provision for income taxes	618	3,684	1,296	12,916	8,856
Net income	$6,126	$9,286	$2,883	$36,952	$17,956

Net income per share:
Basic	$0.20	$0.30	$0.09	$1.19	$0.57
Diluted	$0.19	$0.30	$0.09	$1.16	$0.56

Weighted average shares outstanding:
Basic	31,085	30,988	31,016	31,128	31,408
Diluted	32,018	31,459	32,075	31,790	32,166

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RUDOLPH TECHNOLOGIES, INC. NON-GAAP FINANCIAL SUMMARY (In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Revenue	$54,076	$61,641	$51,057	$232,780	$221,690
Gross profit	$27,930	$32,513	$26,684	$123,801	$119,591
Gross margin as percentage of revenue	51.6%	52.7%	52.3%	53.2%	53.9%

Operating expenses	$18,852	$19,210	$18,218	$76,543	$74,500
Operating income	$9,078	$13,303	$8,466	$47,258	$45,091
Operating margin as a percentage of revenue	16.8%	21.6%	16.6%	20.3%	20.3%

Net income	$6,644	$9,141	$5,085	$31,391	$26,418
Net income per diluted share	$0.21	$0.29	$0.16	$0.99	$0.82

RECONCILIATION OF U.S. GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME (In thousands, except percentages) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

U.S. GAAP gross profit	$27,864	$32,449	$26,644	$123,551	$119,406
Pre-tax non-GAAP items:
Share-based compensation expense	66	64	40	250	185
Non-GAAP gross profit	$27,930	$32,513	$26,684	$123,801	$119,591
U.S. GAAP gross margin as a percentage of revenue	51.5%	52.6%	52.2%	53.1%	53.9%
Non-GAAP gross margin as a percentage of revenue	51.6%	52.7%	52.3%	53.2%	53.9%

U.S. GAAP operating expenses	$21,525	$19,808	$20,790	$71,203	$86,613
Pre-tax non-GAAP items:
Amortization of intangibles	535	595	600	2,320	2,145
Litigation fees	1,076	(1,181)	741	2,458	2,550
Patent litigation judgment	—	(11)	—	(14,643)	—
Share-based compensation expense	1,062	1,195	1,231	4,525	7,418
Non-GAAP operating expenses	18,852	19,210	18,218	76,543	74,500
Non-GAAP operating income	$9,078	$13,303	$8,466	$47,258	$45,091
GAAP operating margin as a percentage of revenue	11.7%	20.5%	11.5%	22.5%	14.8%
Non-GAAP operating margin as a percentage of revenue	16.8%	21.6%	16.6%	20.3%	20.3%
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RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF U.S. GAAP NET INCOME TO NON-GAAP NET INCOME (In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
U.S. GAAP net income	$6,126	$9,286	$2,883	$36,952	$17,956
Pre-tax non-GAAP items
Amortization of intangibles	535	595	600	2,320	2,145
Litigation fees	1,076	(1,181)	741	2,458	2,550
Patent litigation judgment	—	(11)	—	(14,643)	—
Share-based compensation expense	1,128	1,259	1,271	4,775	7,603
Gain on sale of building	—	(946)	—	(946)	—
Net tax provision (benefit) adjustments	(2,221)	139	(410)	475	(3,836)
Non-GAAP net income	$6,644	$9,141	$5,085	$31,391	$26,418
Non-GAAP net income per diluted share	$0.21	$0.29	$0.16	$0.99	$0.82

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FIRST QUARTER 2017 GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.19	$0.22
Estimated non-GAAP items:
Amortization of intangibles	0.01	0.01
Patent litigation fees	0.01	0.01
Share-based compensation expense	0.01	0.01
Estimated non-GAAP net income per diluted share	$0.22	$0.25

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